Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Phoenix Technologies, Ltd. for the quarter ended March 31, 2003, I, John M. Greeley, Chief Financial Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(3)	such Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	the information contained in such Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

May 2, 2003	/s/ JOHN M. GREELEY
Date	John M. Greeley Chief Financial Officer (Principal Financial Officer)